Exhibit 99.1

Intellect Neurosciences, Inc. Obtains Pivotal European Patent Related To Monoclonal Antibody Passive Immunization Treatment Of Alzheimer's Disease
Thursday July 31, 6:10 am ET

New York, NY, July 31 2008/ PRNewswire/ Intellect Neurosciences, Inc (OTCBB: ILNS) announced today it has obtained a European patent relating to the Company’s ANTISENILIN® monoclonal antibody platform for the treatment of Alzheimer’s disease. The claims of the issued patent cover the ANTISENILIN®“free-end specific” antibodies that bind to beta amyloid and use of the antibodies in preventing or inhibiting the progression of Alzheimer's disease. The technology is designed to promote the clearance of beta amyloid which accumulates to reach toxic concentrations in the brains of Alzheimer’s patients while reducing the potential for adverse side-effects. Importantly, such drugs avoid binding and thereby potentially interfering with the functions of the Amyloid Precursor Protein, which is an important physiological regulator in the body implicated in controlling essential brain functions as well as blood coagulation. The Company recently disclosed that it has granted a royalty-bearing license to Wyeth and Elan Pharma International Ltd. regarding patents and patent applications related to antibodies and methods of treatment for Alzheimer’s disease, including Bapineuzumab, currently in Phase 3 clinical trials. The Company retains the ability to grant additional licenses under its ANTISENILIN® monoclonal antibody technology invented by Dr. Daniel Chain, the Company’s Chairman and CEO. The ANTISENILIN® patents have previously issued in China, Japan and other countries.

Dr. Chain commented: “The grant of the European Patent represents an important milestone with respect to our strategy, which is to leverage our monoclonal antibody patent estate by licensing it to a number of major pharmaceutical companies with drug candidates in clinical development. The grant of the patent triggers a milestone payment under our contract with Wyeth and Elan and provides us the potential opportunity to receive royalties based on product sales in Europe, in addition to Japan and other countries. The European market is estimated to be one of the largest markets outside the United States, representing more than six million victims of Alzheimer’s disease”. Dr. Chain added: “Meanwhile, Intellect is proceeding with the preclinical development of its own drug candidate, IN-N01, which we are engineering with the aim of minimizing its potential to cause inflammation in the brain and thereby possibly increase the frequency and dose at which it can be administered. The effectiveness of our strategy will ultimately need to be tested in patient clinical trials”.

“Dr. Chain’s prophetic discovery and pioneering work relating to monoclonal antibodies for the treatment of Alzheimer’s disease contributed in an important way to the development of a new class of therapeutic products that may slow or arrest the progression of this dreadful disease,” commented Professor Blas Frangione, Professor of Pathology and Psychiatry and Head of Alzheimer’s Disease Research Center, New York University.

About Intellect’s Immunotherapy Platforms for Alzheimer’s disease

An accumulation of beta amyloid protein fragments in the brain is thought to be the root cause of Alzheimer’s disease. The fragments are generated as a product of metabolism from the much larger Amyloid Precursor Protein which is present in most tissues in the body and implicated in numerous important physiological functions. Intellect’s immunotherapy approach for Alzheimer’s disease involves making an antibody molecule available to bind to the beta-amyloid toxin, thus promoting its clearance away from sites of damage the brain. This therapeutic outcome can be potentially achieved either by administering an externally generated monoclonal antibody (passive immunization) or by provoking the patient’s immune system to generate such an antibody (active immunization). Both approaches have the potential to slow or arrest disease progression provided that key safety issues are addressed. Of particular importance is the need to avoid interfering with the physiological roles of the Amyloid Precursor Protein. Intellect’s has incorporated proprietary safety features into its ANTISENILIN® monoclonal antibody and RECALL-VAXTM technology platforms for both passive and active immunization, respectively to minimize the potential for adverse side-effects by generating antibodies that bind only the toxic beta amyloid and not the Amyloid Precursor Protein. These features and supporting patent position provides the Company with a strong competitive advantage in this field.

About Alzheimer’s disease

Alzheimer’s disease, the most common form of dementia, is characterized by progressive loss of memory and cognition, ultimately leading to complete debilitation and death. A hallmark feature of Alzheimer’s pathology is the presence of insoluble protein deposits known as beta-amyloid on the surface of nerve cells, which results from the accumulation of soluble beta-amyloid in the brain. The effects of the disease are devastating to the patients as well as the caregivers, with significant associated health care costs. It is estimated that there are more than 5 million Americans and about 30 million people suffering from Alzheimer’s disease world wide with the number expected to increases dramatically as the global population ages. Currently marketed drugs transiently affect some of the symptoms of the disease, but there are no drugs on the market today that slow or arrest the progression of the disease. These symptomatic drugs are projected to generate more than $6 billion in sales by 2010, indicating both the size of the market and the demand for effective treatment beyond symptomatic improvements.

About Intellect Neurosciences, Inc.

Intellect Neurosciences, Inc. is a biopharmaceutical company engaged in the discovery and development of disease-modifying therapeutic agents for the treatment and prevention of Alzheimer’s disease and other disorders. The company has a broad proprietary immunotherapy platform for both passive and active immunization against Alzheimer’s disease. Also, Intellect has recently completed Phase I clinical trials for OXIGON™, which has potential to treat Alzheimer’s disease and other serious disorders.

For additional information, please visit http://www.intellectns.com, or contact:

Elliot Maza, JD, CPA
President & Chief Financial Officer Intellect Neurosciences, Inc.
7 West 18th Street, 9th Floor New York, NY 10011,
USA Tel: 212-448-9300

Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Intellect relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Intellect’s product candidates and the sufficiency of Intellect’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Intellect's ability to fund such efforts with or without partners. Intellect undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Intellect's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Intellect's Annual Report on Form 10-KSBA (file no. 1-10615) filed on October 19, 2007,and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, filed on December 10, 2007 (file no. 1-10615), and for the quarter ended December 31, 2007, filed on February 19, 2007.